THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
MEMBER AMERICAN INTERNATIONAL GROUP INC.
P.O. BOX 9132
HINGHAM, MA 02043-9132




LARGE CAP GROWTH FUND                                 GROUP AUTHORIZATION CARD
VALIC COMPANY I                    THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


This Group Authorization Card allows you to instruct us to accept voting instructions from participants under the Contract owned by your group. If you agree to let your individual participants give us voting instructions for the proposals in this proxy statement, please sign below and return this card in the enclosed postage-paid envelope.

The undersigned hereby instructs The Variable Annuity Life Insurance Company Separate Account A to vote all shares of the Large Cap Growth Fund of VALIC Company I which are attributable to the Group Contract, pursuant to the instructions received from individual participants, at the Special Meeting of Shareholders to be held in Meeting Room 1 of The Woodson Tower Building, 2919 Allen Parkway, Houston, Texas 77019 on Friday, January 27, 2006, at 2:00 p.m., Central Time and at any adjournment thereof.

                                      PLEASE  SIGN,  DATE AND RETURN  THIS GROUP
                                      AUTHORIZATION   CARD   IN   THE   ENCLOSED
                                      POSTAGE-PAID ENVELOPE.



                                      Date:
                                           -------------------------------------



                                      Signature:
                                                --------------------------------

                                      Print Name:
                                                 -------------------------------

                                      Title:
                                            ------------------------------------

                                      Telephone #:
                                                  ------------------------------

PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE FOLLOWING:                                           FOR    AGAINST  ABSTAIN

1.   To approve or disapprove an Agreement and Plan of   [ ]      [ ]      [ ]
     Reorganization  (the  "Plan")  providing  for the
     acquisition  of all of the  assets  of Large  Cap
     Growth Fund  ("Large Cap  Growth") by VALIC Ultra
     Fund ("VALIC  Ultra"),  a series of VALIC Company
     I, in exchange  for shares of VALIC Ultra and the
     assumption   by   VALIC   Ultra  of  all  of  the
     liabilities  of Large Cap  Growth.  The Plan also
     provides  for  distribution  of these  shares  of
     VALIC Ultra to  shareholders  of Large Cap Growth
     in  liquidation  and  subsequent  termination  of
     Large Cap Growth.  A vote in favor of the Plan is
     a  vote  in   favor   of  the   liquidation   and
     dissolution of Large Cap Growth.




       PLEASE SIGN AND DATE ON THE REVERSE SIDE.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
MEMBER AMERICAN INTERNATIONAL GROUP INC.
P.O. BOX 9132
HINGHAM, MA 02043-9132










LARGE CAP GROWTH FUND                                   GROUP AUTHORIZATION CARD
VALIC COMPANY I                      THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

This Voting or Group Authorization Card allows you to instruct us to accept voting instructions from participants under the Contract owned by your group. You may agree to let your individual participants give us voting instructions for the proposals in this proxy statement, or you may give voting instructions on behalf of participants. Please check the appropriate box to reflect your choice, sign, and return this card in the enclosed postage-paid envelope.

The undersigned hereby instructs The Variable Annuity Life Insurance Company Separate Account A to vote all shares which are attributable to the Group Contract, pursuant to the instructions received from the group or individual participants at the Special Meeting of Shareholders and any adjournments of the Special Meeting.

With respect to those shares for which instructions have not been received by the separate Account, the Separate Account will cast shares in the affirmative or the negative, or in abstention, in the same proportion as those shares for which instructions have been received by the Separate Account. Only shareholders of record at the close of business on December 2, 2005 are entitled to vote at the meeting and any adjournments thereof.


                                        Date:
                                             ----------------------

                                           PLEASE  SIGN,  DATE AND  RETURN  THIS
                                           GROUP   AUTHORIZATION   CARD  IN  THE
                                           ENCLOSED POSTAGE-PAID ENVELOPE.


                                        SIGNATURE
                                                 -------------------------------

                                        PRINT NAME
                                                  -- ---------------------------

                                        TITLE
                                             -----------------------------------

                                        TELEPHONE #
                                                   -----------------------------

                                        VOTING/GROUP AUTHORIZATION


                                        [ ] Check  here to vote only and vote
                                             on reverse side.

                                        [ ]  Check here to authorize ONLY and DO
                                             NOT VOTE ON REVERSE SIDE.

PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE FOLLOWING:                                           FOR    AGAINST  ABSTAIN

1.   To approve or disapprove an Agreement and Plan of   [ ]      [ ]      [ ]

     Reorganization  (the  "Plan")  providing  for the
     acquisition  of all of the  assets  of Large  Cap
     Growth Fund  ("Large Cap  Growth") by VALIC Ultra
     Fund ("VALIC  Ultra"),  a series of VALIC Company
     I, in exchange  for shares of VALIC Ultra and the
     assumption   by   VALIC   Ultra  of  all  of  the
     liabilities  of Large Cap  Growth.  The Plan also
     provides  for  distribution  of these  shares  of
     VALIC Ultra to  shareholders  of Large Cap Growth
     in  liquidation  and  subsequent  termination  of
     Large Cap Growth.  A vote in favor of the Plan is
     a  vote  in   favor   of  the   liquidation   and
     dissolution of Large Cap Growth.




                    PLEASE SIGN AND DATE ON THE REVERSE SIDE.